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                                                                     EXHIBIT 3.1


                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                               AMTECH CORPORATION
                             d/b/a AMTC CORPORATION


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

     The name of the corporation is Amtech Corporation d/b/a AMTC Corporation.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on August 31, 1998. The amendment alters
Article I of the original Articles of Incorporation, and the full text of
Article I as amended is as follows:

                                   "ARTICLE I

           The name of the corporation is CustomTracks Corporation."

                                 ARTICLE THREE

     The number of shares of the corporation outstanding at the time of the adoption of the above amendment was 14,902,609, and the number of shares entitled to vote on the amendment was 14,902,609.

                                  ARTICLE FOUR

     The number of shares of the corporation voted for the above amendment were 12,454,041, and the number of shares voted against the amendment were 152,122.

Dated:   August 31, 1998

                                        AMTECH CORPORATION
                                        d/b/a AMTC CORPORATION


                                        By:  /s/ Ronald A. Woessner
                                           ---------------------------------
                                              Ronald A. Woessner, Secretary